EXHIBIT 99.1

Contacts:

Ron Farnsworth	Drew Anderson
EVP/Chief Financial Officer	SVP/Investor Relations Director
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4192
ronfarnsworth@umpquabank.com	drewanderson@umpquabank.com

UMPQUA REPORTS THIRD QUARTER 2020 RESULTS

Third quarter 2020 net income of $124.9 million, or $0.57 per common share
Mortgage production volume of $2.2 billion and gain on sale of 5.13%
Loans currently on deferral decreased to 2.3% of total portfolio
Launched Next Gen 2.0 with focus on growth, technology investments, and operational excellence initiatives

PORTLAND, Ore. – October 21, 2020 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net income of $124.9 million for the third quarter of 2020, compared to $52.9 million for the second quarter of 2020 and $84.5 million for the third quarter of 2019. Earnings per diluted common share were $0.57 for the third quarter of 2020, compared to $0.24 for the second quarter of 2020 and $0.38 for the third quarter of 2019.

"Umpqua’s third quarter results represent a record level of net income driven by another outstanding performance by our home lending division who generated production of $2.2 billion this past quarter and by a continued decline in our cost of interest bearing deposits. In addition, we remain confident in the credit quality of our loan portfolio as our current deferral levels decreased to 2.3%.” said Cort O’Haver, president and CEO of Umpqua Holdings Corporation. "We launched Next Gen 2.0 this quarter as a continuation of the great progress we have made these past three years modernizing the bank, advancing technology initiatives and improving operating leverage."

Ongoing impact of COVID-19 on our business operations:

•Operations have been modified to comply with multiple state-level proclamations and Center for Disease Control and Prevention (CDC) guidance and best practices; we continue to:
◦restrict travel.
◦maintain a remote work program for associates other than store associates and small groups of other functions that cannot be completed remotely. About 90% of our non-store associates are operating remotely.
◦transitioned store operations to restrict lobby access and serve customers in-store by appointment only which has allowed over 94% of stores on any given day to remain open throughout the crisis.
◦increased cleaning scope and frequency at our store locations and installed other protective devices for our associates and customers.

•Mobile banking usage trends are up 9% and unique sessions are up 7% year over year in addition to an expected decline in store transactions of over 27%.
•Continue to offer our Umpqua Go-To® application with over 70,000 customers using the application. Go-To usage increased 38% from the prior quarter levels as customers used the platform as a safe and effective way of conducting banking.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

•We enhanced associate benefits, including:
◦supplemental front line associate pay.
◦pandemic pay bank for associates needing additional paid time off due to COVID-19 impacts.
◦flexible work rotations and remote work for higher-risk associates.
•Active participant in PPP, including:
◦over 16,900 PPP loans produced.
◦$2.05 billion in total loans were funded.
◦average loan size was $121,000.
•Addressing other customer needs during pandemic:
◦payment deferrals.
◦waiving deferral associated fees.
◦ATM fee waivers.
•Enhanced community support:
◦announced a total of $3.0 million in combined grants and investments to organizations providing COVID-19 community relief and small business microloans.
◦initiated virtual volunteerism program.
◦activated an associate 3:1 giving match to donations.

Notable items that impacted the third quarter 2020 financial results included:

•Provision for credit losses decreased by $87.4 million as compared to the previous quarter and $23.6 million as compared to the same period of the prior year, due to changes in loan portfolio mix and balances as well as the stabilization of credit quality metrics and economic forecasts used in credit models.
•$12.2 million loss on the fair value change of the mortgage servicing rights (MSR) asset due to changes in model inputs compared to a $6.4 million loss in the prior quarter and a $11.0 million gain in the same period of the prior year.
•$1.8 million gain related to the fair value of the debt capital market swap derivatives, compared to a loss of $0.8 million in the prior quarter and a loss of $4.6 million in the same period of the prior year.

Third Quarter 2020 Highlights (compared to prior quarter):

•Net interest income increased by $4.1 million on a quarter to quarter basis primarily driven by lower costs of interest-bearing deposits;
•Provision for credit losses decreased by $87.4 million due to changes in loan portfolio mix and balances as well as the stabilization of credit quality metrics and economic forecasts used in credit models;
•Net charge-offs decreased by five basis points to 0.24% of average loans and leases (annualized);
•Non-interest income increased by $16.4 million, driven primarily by an increase in net mortgage banking revenue and the sale of three store locations completed during the quarter;
•Non-interest expense increased by $8.3 million, primarily due to an increase in group insurance costs, lower deferred origination costs, higher mortgage commissions due to strong mortgage production, and higher other expenses, partially offset by lower FDIC assessment costs;
•Non-performing assets to total assets increased two basis points to 0.27% from 0.25%;
•Estimated total risk-based capital ratio of 14.9% and estimated Tier 1 common to risk weighted assets ratio of 11.6%;
•Paid a quarterly cash dividend of $0.21 per common share on August 31, 2020 to shareholders of record as of August 20, 2020.

Balance Sheet
Total consolidated assets were $29.4 billion as of September 30, 2020, compared to $29.6 billion as of June 30, 2020 and $28.9 billion as of September 30, 2019. Including secured off-balance sheet lines of credit, total available liquidity was $11.2 billion as of September 30, 2020, representing 38% of total assets and 45% of total deposits.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Gross loans and leases were $22.4 billion as of September 30, 2020, a decrease of $245.0 million relative to June 30, 2020. The decrease in gross loans and leases is primarily due to the payoffs in commercial real estate that occurred during the quarter as well as a decrease in utilization rates of commercial lines of credit. Please refer to the additional loan tables in the Q3 2020 Earnings Presentation for select underwriting characteristics of the loan portfolio and specific industry concentrations impacted by COVID-19.

Total deposits were $24.7 billion as of September 30, 2020, a decrease of $174.6 million from $24.8 billion as of June 30, 2020. This decrease was attributable to a decline in time deposits of $612.5 million partially offset by growth in non-interest bearing demand deposits of $303.0 million.

Net Interest Income
Net interest income was $216.6 million for the third quarter of 2020, up $4.1 million from the prior quarter. The increase was primarily driven by lower costs of interest bearing deposits compared to the previous quarter.

The Company's net interest margin was 3.08% for the third quarter of 2020, down one basis point from 3.09% for the second quarter of 2020 primarily driven by lower yields on loans held for investment offset by lower costs of interest bearing deposits.

Credit Quality
The allowance for credit losses was $369.4 million, or 1.65% of loans and leases, as of September 30, 2020, which was down from $383.1 million, or 1.69% of loans and leases, as of June 30, 2020. The provision for credit losses decreased by $87.4 million from the prior quarter level primarily due to changes in portfolio mix and balances as well as the stabilization of credit quality metrics and economic forecasts used in credit models.

Net charge-offs as a percentage of average loans and leases decreased by five basis points to 0.24% of average loans and leases (annualized) as of September 30, 2020. The decrease in net charge-offs for the quarter was primarily due to continued, stable credit performance of the loan portfolio in addition to a select amount of borrowers using available deferral options. As of September 30, 2020, non-performing assets were 0.27% of total assets, compared to 0.25% as of June 30, 2020 and 0.25% as of September 30, 2019.

Current Expected Credit Loss (CECL)
As described in our first quarter 2020 quarterly report on Form 10-Q filed on May 7, 2020 ("Q1 2020 10-Q"), on January 1, 2020, we adopted Accounting Standards Update No. 2016-13, Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL"). In applying CECL, our financial results are affected as soon as weak or deteriorating economic conditions are forecasted which alters our expectations for credit losses. In addition, due to the expansion of the time horizon over which we are required to estimate future credit losses under CECL, we may experience increased volatility in our future provisions for credit losses. Specifically, we use credit models that factor in economic forecasts, which at the beginning of the COVID-19 pandemic projected significant, negative COVID-19 impacts to the economy; therefore we recorded significant provisions for credit losses in the first and second quarters of 2020. As those future economic forecasts have stabilized, we recorded a small recapture of the allowance for credit losses in the current period.

Non-interest Income
Non-interest income was $131.9 million for the third quarter of 2020, up $16.4 million from the prior quarter driven primarily by the increase in net mortgage banking revenue and the sale of three store locations completed during the period.

Revenue from the origination and sale of residential mortgages was $98.7 million for the third quarter of 2020, an increase of $11.9 million from the prior quarter. This increase reflects a sequential quarter increase of $96.7 million or 5% in for-sale mortgage origination volume and an increase of 38 basis points in the home lending gain on sale margin to 5.13% for the third quarter of 2020. Of the current quarter's mortgage production, 46% related to purchase activity, compared to 34% for the prior quarter and 60% for the same period of the prior year.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Non-interest Expense
Non-interest expense was $190.2 million for the third quarter of 2020, up $8.3 million from the prior quarter level. This increase was primarily due to higher group insurance costs, lower deferred origination costs, higher mortgage commissions due to strong mortgage production, and higher other expenses, partially offset by lower FDIC assessment costs.

Goodwill
As described in our Q1 2020 10-Q, the Company completed the analysis of goodwill prior to filing the Q1 2020 10-Q with the Securities and Exchange Commission. The Company updated its goodwill assessment for the Wholesale Bank and Retail Bank reporting units as of March 31, 2020, due to events and circumstances indicating potential impairment. Impairment of goodwill is the condition that exists when the carrying amount of a reporting unit that includes goodwill exceeds its fair value. A goodwill impairment is recognized for the amount that the carrying amount of a reporting unit, including goodwill, exceeds its fair value, limited to the total amount of goodwill allocated to that reporting unit. Upon completing the quantitative impairment analysis, the Company recorded a goodwill impairment of $1.8 billion during the first quarter, which represented the entire amount of goodwill allocated to the Wholesale Bank and Retail Bank reporting units. The remaining goodwill of $2.7 million after the impairment relates to the Wealth Management reporting unit. The goodwill impairment was material to reported earnings in the first quarter, but was a non-cash charge and had no effect on the Company’s cash balances, liquidity or tangible equity. In addition, because goodwill and other intangible assets are not included in the calculation of regulatory capital, the Company’s well-capitalized regulatory capital ratios were not impacted by the impairment.

Capital
As of September 30, 2020, the Company's tangible book value per common share1 was $11.77, compared to $11.44 in the prior quarter and $11.27 in the same period of the prior year.

The Company's estimated total risk-based capital ratio was 14.9% and its estimated Tier 1 common to risk weighted assets ratio was 11.6% as of September 30, 2020. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2020 are estimates, pending completion and filing of the Company's regulatory reports.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders' equity divided by tangible assets.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

The following table provides reconciliations of ending shareholders' equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Total shareholders' equity	$2,610,244	$2,538,339	$2,507,611	$4,313,915	$4,289,516
Subtract:
Goodwill	2,715	2,715	2,715	1,787,651	1,787,651
Other intangible assets, net	14,606	15,853	17,099	18,346	19,750
Tangible common shareholders' equity	$2,592,923	$2,519,771	$2,487,797	$2,507,918	$2,482,115
Total assets	$29,437,441	$29,645,248	$27,540,382	$28,846,809	$28,930,855
Subtract:
Goodwill	2,715	2,715	2,715	1,787,651	1,787,651
Other intangible assets, net	14,606	15,853	17,099	18,346	19,750
Tangible assets	$29,420,120	$29,626,680	$27,520,568	$27,040,812	$27,123,454
Common shares outstanding at period end	220,222	220,219	220,175	220,229	220,212

Total shareholders' equity to total assets ratio	8.87%	8.56%	9.11%	14.95%	14.83%
Tangible common equity ratio	8.81%	8.51%	9.04%	9.27%	9.15%
Book value per common share	$11.85	$11.53	$11.39	$19.59	$19.48
Tangible book value per common share	$11.77	$11.44	$11.30	$11.39	$11.27

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its third quarter 2020 earnings conference call on October 22, 2020, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its third quarter 2020 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 4653597. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 4653597. The earnings conference call will also be available as an audio cast, which can be accessed on the Company's investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In this press release we make forward-looking statements about Next Gen 2.0 initiatives, the projected impact on our business operations of the COVID-19 global pandemic and future credit losses under CECL. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$229,457	$235,174	$245,993	$262,109	$266,111	(2)%	(14)%
Interest and dividends on investments:
Taxable	10,168	9,015	16,605	13,361	12,546	13%	(19)%
Exempt from federal income tax	1,490	1,520	1,562	1,638	1,727	(2)%	(14)%
Dividends	710	568	678	579	599	25%	19%
Temporary investments and interest bearing deposits	474	403	3,331	4,343	4,204	18%	(89)%
Total interest income	242,299	246,680	268,169	282,030	285,187	(2)%	(15)%
Interest expense:
Deposits	19,121	26,222	40,290	44,380	45,876	(27)%	(58)%
Securities sold under agreement to repurchase and federal funds purchased	84	194	395	431	448	(57)%	(81)%
Borrowings	3,271	3,839	4,046	5,080	4,238	(15)%	(23)%
Junior subordinated debentures	3,249	3,922	4,903	5,325	5,652	(17)%	(43)%
Total interest expense	25,725	34,177	49,634	55,216	56,214	(25)%	(54)%
Net interest income	216,574	212,503	218,535	226,814	228,973	2%	(5)%
(Recapture) provision for credit losses	(338)	87,085	118,085	16,252	23,227	(100)%	(101)%
Non-interest income:
Service charges on deposits	14,438	11,831	15,638	16,656	16,627	22%	(13)%
Brokerage revenue	3,686	3,805	4,015	4,027	4,060	(3)%	(9)%
Residential mortgage banking revenue, net	90,377	83,877	17,540	34,050	47,000	8%	92%
Gain (loss) on sale of debt securities, net	—	323	(133)	2	—	(100)%	nm
(Loss) gain on equity securities, net	(112)	240	814	(84)	257	(147)%	(144)%
Gain on loan and lease sales, net	1,092	1,074	1,167	4,603	1,762	2%	(38)%
BOLI income	2,087	2,116	2,129	2,078	2,067	(1)%	1%
Other income (expense)	20,356	12,214	(525)	22,417	16,739	67%	22%
Total non-interest income	131,924	115,480	40,645	83,749	88,512	14%	49%
Non-interest expense:
Salaries and employee benefits	120,337	116,676	109,774	108,847	106,819	3%	13%
Occupancy and equipment, net	36,720	36,171	37,001	36,513	35,446	2%	4%
Intangible amortization	1,247	1,246	1,247	1,404	1,405	0%	(11)%
FDIC assessments	2,989	3,971	2,542	2,867	2,587	(25)%	16%
Goodwill impairment	—	—	1,784,936	—	—	nm	nm
Other expenses	28,914	23,846	27,158	33,812	37,333	21%	(23)%
Total non-interest expense	190,207	181,910	1,962,658	183,443	183,590	5%	4%
Income (loss) before provision for income taxes	158,629	58,988	(1,821,563)	110,868	110,668	169%	43%
Provision for income taxes	33,758	6,062	30,384	27,118	26,166	457%	29%
Net income (loss)	$124,871	$52,926	$(1,851,947)	$83,750	$84,502	136%	48%

Weighted average basic shares outstanding	220,221	220,210	220,216	220,222	220,285	0%	0%
Weighted average diluted shares outstanding	220,418	220,320	220,216	220,671	220,583	0%	0%
Earnings (loss) per common share – basic	$0.57	$0.24	$(8.41)	$0.38	$0.38	138%	50%
Earnings (loss) per common share – diluted	$0.57	$0.24	$(8.41)	$0.38	$0.38	138%	50%

nm = not meaningful

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Nine Months Ended		% Change
(In thousands, except per share data)	Sep 30, 2020	Sep 30, 2019	Year over Year
Interest income:
Loans and leases	$710,624	$788,968	(10)%
Interest and dividends on investments:
Taxable	35,788	42,789	(16)%
Exempt from federal income tax	4,572	5,762	(21)%
Dividends	1,956	1,690	16%
Temporary investments and interest bearing deposits	4,208	9,837	(57)%
Total interest income	757,148	849,046	(11)%
Interest expense:
Deposits	85,633	123,561	(31)%
Securities sold under agreement to repurchase and federal funds purchased	673	1,661	(59)%
Borrowings	11,156	12,484	(11)%
Junior subordinated debentures	12,074	17,520	(31)%
Total interest expense	109,536	155,226	(29)%
Net interest income	647,612	693,820	(7)%
Provision for credit losses	204,832	56,263	264%
Non-interest income:
Service charges on deposits	41,907	47,858	(12)%
Brokerage revenue	11,506	11,850	(3)%
Residential mortgage banking revenue, net	191,794	67,760	183%
Gain (loss) on sale of debt securities, net	190	(7,186)	(103)%
Gain on equity securities, net	942	83,559	(99)%
Gain on loan and lease sales, net	3,333	5,864	(43)%
BOLI income	6,332	6,328	0%
Other income	32,045	40,042	(20)%
Total non-interest income	288,049	256,075	12%
Non-interest expense:
Salaries and employee benefits	346,787	311,526	11%
Occupancy and equipment, net	109,892	107,723	2%
Intangible amortization	3,740	4,214	(11)%
FDIC assessments	9,502	8,366	14%
Goodwill impairment	1,784,936	—	nm
Other expenses	79,918	103,768	(23)%
Total non-interest expense	2,334,775	535,597	336%
(Loss) income before provision for income taxes	(1,603,946)	358,035	(548)%
Provision for income taxes	70,204	87,690	(20)%
Net (loss) income	$(1,674,150)	$270,345	(719)%

Weighted average basic shares outstanding	220,216	220,379	0%
Weighted average diluted shares outstanding	220,216	220,642	0%
(Loss) earnings per common share – basic	$(7.60)	$1.23	(718)%
(Loss) earnings per common share – diluted	$(7.60)	$1.23	(718)%

nm = not meaningful

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$370,595	$410,769	$406,426	$382,598	$433,620	(10)%	(15)%
Interest bearing cash and temporary investments	1,849,132	1,853,505	1,251,290	980,158	757,824	0%	144%
Investment securities:
Equity and other, at fair value	82,769	81,958	80,797	80,165	64,764	1%	28%
Available for sale, at fair value	2,898,700	2,865,690	2,890,475	2,814,682	2,842,076	1%	2%
Held to maturity, at amortized cost	3,088	3,143	3,200	3,260	3,320	(2)%	(7)%
Loans held for sale, at fair value	683,960	605,399	481,541	513,431	355,022	13%	93%
Loans and leases	22,426,473	22,671,455	21,251,478	21,195,684	21,520,794	(1)%	4%
Allowance for credit losses on loans and leases	(345,049)	(356,745)	(291,420)	(157,629)	(156,288)	(3)%	121%
Net loans and leases	22,081,424	22,314,710	20,960,058	21,038,055	21,364,506	(1)%	3%
Restricted equity securities	50,062	54,062	58,062	46,463	54,463	(7)%	(8)%
Premises and equipment, net	185,104	192,041	195,390	201,460	203,391	(4)%	(9)%
Operating lease right-of-use assets	107,321	111,487	115,485	110,718	108,187	(4)%	(1)%
Goodwill	2,715	2,715	2,715	1,787,651	1,787,651	0%	(100)%
Other intangible assets, net	14,606	15,853	17,099	18,346	19,750	(8)%	(26)%
Residential mortgage servicing rights, at fair value	93,248	96,356	94,346	115,010	151,383	(3)%	(38)%
Bank owned life insurance	326,120	324,873	322,717	320,611	318,533	0%	2%
Other assets	688,597	712,687	660,781	434,201	466,365	(3)%	48%
Total assets	$29,437,441	$29,645,248	$27,540,382	$28,846,809	$28,930,855	(1)%	2%
Liabilities:
Deposits	$24,669,783	$24,844,378	$22,699,375	$22,481,504	$22,434,734	(1)%	10%
Securities sold under agreements to repurchase	388,028	398,414	346,245	311,308	296,717	(3)%	31%
Borrowings	996,520	1,096,559	1,196,597	906,635	1,106,674	(9)%	(10)%
Junior subordinated debentures, at fair value	247,045	232,936	195,521	274,812	267,798	6%	(8)%
Junior subordinated debentures, at amortized cost	88,325	88,382	88,439	88,496	88,553	0%	0%
Operating lease liabilities	115,790	119,885	123,962	119,429	116,924	(3)%	(1)%
Deferred tax liability, net	13,239	21,439	51,061	52,928	67,055	(38)%	(80)%
Other liabilities	308,467	304,916	331,571	297,782	262,884	1%	17%
Total liabilities	26,827,197	27,106,909	25,032,771	24,532,894	24,641,339	(1)%	9%
Shareholders' equity:
Common stock	3,512,153	3,510,145	3,507,680	3,514,000	3,511,493	0%	0%
(Accumulated deficit) retained earnings	(1,036,931)	(1,115,414)	(1,168,340)	770,366	733,059	(7)%	(241)%
Accumulated other comprehensive income	135,022	143,608	168,271	29,549	44,964	(6)%	200%
Total shareholders' equity	2,610,244	2,538,339	2,507,611	4,313,915	4,289,516	3%	(39)%
Total liabilities and shareholders' equity	$29,437,441	$29,645,248	$27,540,382	$28,846,809	$28,930,855	(1)%	2%

Common shares outstanding at period end	220,222	220,219	220,175	220,229	220,212	0%	0%
Book value per common share	$11.85	$11.53	$11.39	$19.59	$19.48	3%	(39)%
Tangible book value per common share	$11.77	$11.44	$11.30	$11.39	$11.27	3%	4%
Tangible equity - common	$2,592,923	$2,519,771	$2,487,797	$2,507,918	$2,482,115	3%	4%
Tangible common equity to tangible assets	8.81%	8.51%	9.04%	9.27%	9.15%	0.30	(0.34)

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,533,776	$3,589,484	$3,613,420	$3,545,566	$3,495,555	(2)%	1%
Owner occupied term, net	2,411,098	2,459,954	2,472,187	2,496,088	2,566,299	(2)%	(6)%
Multifamily, net	3,389,034	3,466,829	3,464,217	3,514,774	3,479,986	(2)%	(3)%
Construction & development, net	757,462	662,703	667,975	678,740	771,214	14%	(2)%
Residential development, net	163,400	164,180	187,594	189,010	191,500	0%	(15)%
Commercial:
Term, net (1)	4,246,229	4,265,092	2,317,573	2,232,817	2,310,759	0%	84%
Lines of credit & other, net	894,782	940,443	1,208,051	1,212,393	1,254,755	(5)%	(29)%
Leases & equipment finance, net	1,496,650	1,522,369	1,492,762	1,465,489	1,485,753	(2)%	1%
Residential:
Mortgage, net	4,042,416	4,056,588	4,193,908	4,215,424	4,245,674	0%	(5)%
Home equity loans & lines, net	1,172,697	1,189,428	1,249,152	1,237,512	1,224,578	(1)%	(4)%
Consumer & other, net	318,929	354,385	384,639	407,871	494,721	(10)%	(36)%
Total loans, net of deferred fees and costs	$22,426,473	$22,671,455	$21,251,478	$21,195,684	$21,520,794	(1)%	4%

(1)The Bank participates in the Payroll Protection Program ("PPP") to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include 16,900 PPP loans, totaling $2.0 billion, net of deferred fees and costs as of September 30, 2020.

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	16%	16%	17%	17%	16%
Owner occupied term, net	11%	11%	12%	12%	12%
Multifamily, net	15%	15%	16%	16%	16%
Construction & development, net	3%	3%	3%	3%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	19%	19%	11%	10%	11%
Lines of credit & other, net	4%	4%	5%	6%	6%
Leases & equipment finance, net	7%	7%	7%	7%	7%
Residential:
Mortgage, net	18%	18%	20%	20%	20%
Home equity loans & lines, net	5%	5%	6%	6%	5%
Consumer & other, net	1%	1%	2%	2%	2%
Total	100%	100%	100%	100%	100%

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$9,475,244	$9,172,210	$7,169,907	$6,913,375	$7,123,180	3%	33%
Demand, interest bearing	2,931,990	2,813,722	2,482,908	2,524,534	2,406,404	4%	22%
Money market	7,160,838	7,262,777	7,082,011	6,930,815	6,646,383	(1)%	8%
Savings	1,848,639	1,730,051	1,486,909	1,471,475	1,469,302	7%	26%
Time	3,253,072	3,865,618	4,477,640	4,641,305	4,789,465	(16)%	(32)%
Total	$24,669,783	$24,844,378	$22,699,375	$22,481,504	$22,434,734	(1)%	10%

Total core deposits (1)	$22,439,241	$22,095,314	$19,434,228	$19,061,058	$18,845,328	2%	19%

Deposit mix:
Demand, non-interest bearing	38%	37%	32%	31%	32%
Demand, interest bearing	12%	11%	11%	11%	11%
Money market	29%	29%	31%	31%	30%
Savings	8%	7%	7%	6%	6%
Time	13%	16%	19%	21%	21%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	423,658	423,456	416,270	415,254	413,633
Demand, interest bearing	73,812	74,813	75,514	75,900	76,390
Money market	59,083	59,445	59,203	58,888	58,796
Savings	162,234	161,710	159,870	159,948	160,673
Time	52,572	57,501	62,515	62,952	62,122
Total	771,359	776,925	773,372	772,942	771,614

Average balance per account:
Demand, non-interest bearing	$22.4	$21.7	$17.2	$16.6	$17.2
Demand, interest bearing	39.7	37.6	32.9	33.3	31.5
Money market	121.2	122.2	119.6	117.7	113.0
Savings	11.4	10.7	9.3	9.2	9.1
Time	61.9	67.2	71.6	73.7	77.1
Total	$32.0	$32.0	$29.4	$29.1	$29.1

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$26,425	$32,412	$39,128	$26,244	$31,636	(18)%	(16)%
Loans and leases past due 90+ days and accruing (1)	50,269	39,818	47,185	37,969	35,745	26%	41%
Total non-performing loans and leases	76,694	72,230	86,313	64,213	67,381	6%	14%
Other real estate owned	2,369	2,578	3,020	3,295	4,026	(8)%	(41)%
Total non-performing assets	$79,063	$74,808	$89,333	$67,508	$71,407	6%	11%

Performing restructured loans and leases	$15,819	$15,032	$20,541	$18,576	$14,309	5%	11%
Loans and leases past due 31-89 days	$66,155	$40,583	$59,962	$41,882	$44,390	63%	49%
Loans and leases past due 31-89 days to total loans and leases	0.29%	0.18%	0.28%	0.20%	0.21%
Non-performing loans and leases to total loans and leases (1)	0.34%	0.32%	0.41%	0.30%	0.31%
Non-performing assets to total assets(1)	0.27%	0.25%	0.32%	0.23%	0.25%

(1)Excludes certain mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $20.0 million, $2.6 million, $5.3 million, $4.3 million, and $5.2 million at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$356,745	$291,420	$157,629	$156,288	$151,069	22%	136%
Impact of adoption of CECL	—	—	49,999	—	—	nm	nm
Adjusted balance, beginning of period	356,745	291,420	207,628	156,288	151,069	22%	136%
Provision for credit losses on loans and leases (1)	1,785	81,484	105,502	16,252	23,227	(98)%	(92)%
Charge-offs	(16,646)	(19,453)	(24,455)	(18,734)	(23,112)	(14)%	(28)%
Recoveries	3,165	3,294	2,745	3,823	5,104	(4)%	(38)%
Net charge-offs	(13,481)	(16,159)	(21,710)	(14,911)	(18,008)	(17)%	(25)%
Balance, end of period	$345,049	$356,745	$291,420	$157,629	$156,288	(3)%	121%
Reserve for unfunded commitments
Balance, beginning of period	$26,368	$20,927	$5,106	$5,085	$4,857	26%	443%
Impact of adoption of CECL	—	—	3,238	—	—	nm	nm
Adjusted balance, beginning of period	26,368	20,927	8,344	5,085	4,857	26%	443%
(Recapture) provision for credit losses on unfunded commitments (1)	(2,062)	5,441	12,583	21	228	(138)%	nm
Balance, end of period	24,306	26,368	20,927	5,106	5,085	(8)%	378%
Total Allowance for credit losses (ACL)	$369,355	$383,113	$312,347	$162,735	$161,373	(4)%	129%

Net charge-offs to average loans and leases (annualized)	0.24%	0.29%	0.41%	0.28%	0.34%
Recoveries to gross charge-offs	19.01%	16.93%	11.22%	20.41%	22.08%
ACLLL to loans and leases	1.54%	1.57%	1.37%	0.74%	0.73%
ACL to loans and leases	1.65%	1.69%	1.47%	0.77%	0.75%
nm = not meaningful
(1) The total provision for credit losses as disclosed in the income statement includes a recapture of $61,000 related to the provision for accrued interest on loans deferred due to COVID-19, for the three months ended September 30, 2020 and an additional provision of $160,000 for the three months ended June 30, 2020, which are not included in the table above.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2020	Sep 30, 2019	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$157,629	$144,871	9%
Impact of adoption of CECL	49,999	—	nm
Adjusted balance, beginning of period	207,628	144,871	43%
Provision for credit losses on loans and leases (1)	188,771	56,263	236%
Charge-offs	(60,554)	(56,971)	6%
Recoveries	9,204	12,125	(24)%
Net charge-offs	(51,350)	(44,846)	15%
Balance, end of period	$345,049	$156,288	121%
Reserve for unfunded commitments
Balance, beginning of period	$5,106	$4,523	13%
Impact of adoption of CECL	3,238	—	nm
Adjusted balance, beginning of period	8,344	4,523	84%
Provision for credit losses on unfunded commitments (1)	15,962	562	nm
Balance, end of period	24,306	5,085	378%
Total Allowance for credit losses (ACL)	$369,355	$161,373	129%

Net charge-offs to average loans and leases (annualized)	0.31%	0.29%
Recoveries to gross charge-offs	15.20%	21.28%
nm = not meaningful
(1) The total provision for credit losses for the nine months ended September 30, 2020, as disclosed on the income statement includes an additional $99,000 of provision related to accrued interest on loans deferred due to COVID-19, not included in the table above.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	3.13%	3.77%	4.20%	4.25%	4.82%	(0.64)	(1.69)
Yield on loans and leases	3.96%	4.11%	4.58%	4.80%	4.93%	(0.15)	(0.97)
Yield on taxable investments	1.56%	1.38%	2.50%	2.05%	1.99%	0.18	(0.43)
Yield on tax-exempt investments (1)	3.11%	3.17%	3.14%	3.23%	3.30%	(0.06)	(0.19)
Yield on interest bearing cash and temporary investments	0.10%	0.10%	1.23%	1.65%	2.20%	—	(2.10)
Total yield on earning assets (1)	3.45%	3.59%	4.19%	4.36%	4.52%	(0.14)	(1.07)

Cost of interest bearing deposits	0.49%	0.67%	1.03%	1.13%	1.19%	(0.18)	(0.70)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.09%	0.21%	0.47%	0.56%	0.57%	(0.12)	(0.48)
Cost of borrowings	1.23%	1.33%	1.79%	1.96%	1.95%	(0.10)	(0.72)
Cost of junior subordinated debentures	4.03%	5.55%	5.45%	5.92%	6.14%	(1.52)	(2.11)
Total cost of interest bearing liabilities	0.59%	0.78%	1.15%	1.27%	1.33%	(0.19)	(0.74)

Net interest spread (1)	2.85%	2.81%	3.04%	3.09%	3.19%	0.04	(0.34)
Net interest margin (1)	3.08%	3.09%	3.41%	3.51%	3.63%	(0.01)	(0.55)

Performance Ratios:
Return on average assets	1.68%	0.73%	(25.82)%	1.15%	1.18%	0.95	0.50
Return on average tangible assets	1.68%	0.73%	(27.53)%	1.22%	1.26%	0.95	0.42
Return on average common equity	19.48%	8.46%	(174.94)%	7.70%	7.87%	11.02	11.61
Return on average tangible common equity	19.62%	8.53%	(301.30)%	13.24%	13.67%	11.09	5.95
Efficiency ratio – Consolidated	54.52%	55.40%	756.29%	59.00%	57.76%	(0.88)	(3.24)
Efficiency ratio – Bank	53.41%	54.17%	752.92%	57.56%	56.22%	(0.76)	(2.81)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Nine Months Ended		% Change
	Sep 30, 2020	Sep 30, 2019	Year over Year
Average Rates:
Yield on loans held for sale	3.61%	5.15%	(1.54)
Yield on loans and leases	4.21%	5.02%	(0.81)
Yield on taxable investments	1.81%	2.20%	(0.39)
Yield on tax-exempt investments (1)	3.14%	3.45%	(0.31)
Yield on interest bearing cash and temporary investments	0.38%	2.32%	(1.94)
Total yield on earning assets (1)	3.73%	4.63%	(0.90)

Cost of interest bearing deposits	0.73%	1.11%	(0.38)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.25%	0.68%	(0.43)
Cost of borrowings	1.43%	1.96%	(0.53)
Cost of junior subordinated debentures	5.00%	6.18%	(1.18)
Total cost of interest bearing liabilities	0.84%	1.26%	(0.42)

Net interest spread (1)	2.89%	3.37%	(0.48)
Net interest margin (1)	3.19%	3.78%	(0.59)

Performance Ratios:
Return on average assets	(7.67)%	1.31%	(8.98)
Return on average tangible assets	(7.83)%	1.40%	(9.23)
Return on average common equity	(72.01)%	8.67%	(80.68)
Return on average tangible common equity	(89.45)%	15.32%	(104.77)
Efficiency ratio – Consolidated	249.26%	56.31%	192.95
Efficiency ratio – Bank	247.93%	54.70%	193.23

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$1,827,818	$1,563,753	$1,084,854	$1,045,975	$759,416	17%	141%
Investment securities, taxable	2,797,547	2,777,154	2,760,461	2,719,089	2,648,092	1%	6%
Investment securities, tax-exempt	237,165	235,934	241,105	244,895	252,765	1%	(6)%
Loans held for sale	669,646	577,773	406,434	415,169	328,155	16%	104%
Loans and leases	22,560,076	22,428,142	21,196,989	21,379,239	21,170,915	1%	7%
Total interest earning assets	28,092,252	27,582,756	25,689,843	25,804,367	25,159,343	2%	12%
Goodwill and other intangible assets, net	18,021	19,253	1,785,608	1,806,791	1,808,191	(6)%	(99)%
Total assets	29,533,871	29,066,775	28,844,773	28,981,387	28,356,982	2%	4%

Non-interest bearing demand deposits	9,335,350	8,484,684	6,880,457	7,037,320	6,880,093	10%	36%
Interest bearing deposits	15,451,816	15,803,595	15,695,309	15,550,483	15,289,464	(2)%	1%
Total deposits	24,787,166	24,288,279	22,575,766	22,587,803	22,169,557	2%	12%
Interest bearing liabilities	17,205,775	17,625,888	17,301,712	17,237,770	16,827,917	(2)%	2%

Shareholders' equity - common	2,549,703	2,514,754	4,257,711	4,317,277	4,260,810	1%	(40)%
Tangible common equity (1)	2,531,682	2,495,501	2,472,103	2,510,486	2,452,619	1%	3%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2020	Sep 30, 2019	Year over Year
Temporary investments and interest bearing cash	$1,493,352	$567,709	163%
Investment securities, taxable	2,778,460	2,696,001	3%
Investment securities, tax-exempt	238,059	270,461	(12)%
Loans held for sale	551,583	260,600	112%
Loans and leases	22,063,582	20,724,820	6%
Total interest earning assets	27,125,036	24,519,591	11%
Goodwill and other intangible assets, net	605,548	1,809,583	(67)%
Total assets	29,149,758	27,631,632	5%

Non-interest bearing demand deposits	8,237,095	6,648,638	24%
Interest bearing deposits	15,649,765	14,891,271	5%
Total deposits	23,886,860	21,539,909	11%
Interest bearing liabilities	17,377,259	16,448,027	6%

Shareholders’ equity - common	3,105,611	4,169,008	(26)%
Tangible common equity (1)	2,500,063	2,359,425	6%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders' equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
	Quarter Ended
	September 30, 2020			June 30, 2020			September 30, 2019
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$669,646	$5,248	3.13%	$577,773	$5,443	3.77%	$328,155	$3,953	4.82%
Loans and leases (1)	22,560,076	224,209	3.96%	22,428,142	229,731	4.11%	21,170,915	262,158	4.93%
Taxable securities	2,797,547	10,878	1.56%	2,777,154	9,583	1.38%	2,648,092	13,145	1.99%
Non-taxable securities (2)	237,165	1,845	3.11%	235,934	1,868	3.17%	252,765	2,086	3.30%
Temporary investments and interest-bearing cash	1,827,818	474	0.10%	1,563,753	403	0.10%	759,416	4,204	2.20%
Total interest-earning assets	28,092,252	$242,654	3.45%	27,582,756	$247,028	3.59%	25,159,343	$285,546	4.52%
Other assets	1,441,619			1,484,019			3,197,639
Total assets	$29,533,871			$29,066,775			$28,356,982
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,878,529	$573	0.08%	$2,649,331	$1,148	0.17%	$2,363,626	$3,117	0.52%
Money market deposits	7,179,705	2,284	0.13%	7,275,041	4,037	0.22%	6,962,370	16,575	0.94%
Savings deposits	1,790,055	179	0.04%	1,628,276	198	0.05%	1,462,198	557	0.15%
Time deposits	3,603,527	16,085	1.78%	4,250,947	20,839	1.97%	4,501,270	25,627	2.26%
Total interest-bearing deposits	15,451,816	19,121	0.49%	15,803,595	26,222	0.67%	15,289,464	45,876	1.19%
Repurchase agreements and federal funds purchased	378,844	84	0.09%	375,098	194	0.21%	313,089	448	0.57%
Borrowings	1,054,153	3,271	1.23%	1,163,065	3,839	1.33%	860,285	4,238	1.95%
Junior subordinated debentures	320,962	3,249	4.03%	284,130	3,922	5.55%	365,079	5,652	6.14%
Total interest-bearing liabilities	17,205,775	$25,725	0.59%	17,625,888	$34,177	0.78%	16,827,917	$56,214	1.33%
Non-interest-bearing deposits	9,335,350			8,484,684			6,880,093
Other liabilities	443,043			441,449			388,162
Total liabilities	26,984,168			26,552,021			24,096,172
Common equity	2,549,703			2,514,754			4,260,810
Total liabilities and shareholders' equity	$29,533,871			$29,066,775			$28,356,982
NET INTEREST INCOME		$216,929			$212,851			$229,332
NET INTEREST SPREAD			2.85%			2.81%			3.19%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.08%			3.09%			3.63%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $355,000 for the three months ended September 30, 2020, as compared to $348,000 for June 30, 2020 and $359,000 for September 30, 2019.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$551,583	$14,955	3.61%	$260,600	$10,069	5.15%
Loans and leases (1)	22,063,582	695,669	4.21%	20,724,820	778,899	5.02%
Taxable securities	2,778,460	37,744	1.81%	2,696,001	44,479	2.20%
Non-taxable securities (2)	238,059	5,608	3.14%	270,461	6,991	3.45%
Temporary investments and interest-bearing cash	1,493,352	4,208	0.38%	567,709	9,837	2.32%
Total interest-earning assets	27,125,036	$758,184	3.73%	24,519,591	$850,275	4.63%
Other assets	2,024,722			3,112,041
Total assets	$29,149,758			$27,631,632
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,667,160	$5,264	0.26%	$2,338,787	$8,555	0.49%
Money market deposits	7,187,615	18,080	0.34%	6,702,551	42,943	0.86%
Savings deposits	1,635,064	618	0.05%	1,468,449	1,237	0.11%
Time deposits	4,159,926	61,671	1.98%	4,381,484	70,826	2.16%
Total interest-bearing deposits	15,649,765	85,633	0.73%	14,891,271	123,561	1.11%
Repurchase agreements and federal funds purchased	363,957	673	0.25%	325,281	1,661	0.68%
Borrowings	1,041,181	11,156	1.43%	852,659	12,484	1.96%
Junior subordinated debentures	322,356	12,074	5.00%	378,816	17,520	6.18%
Total interest-bearing liabilities	17,377,259	$109,536	0.84%	16,448,027	$155,226	1.26%
Non-interest-bearing deposits	8,237,095			6,648,638
Other liabilities	429,793			365,959
Total liabilities	26,044,147			23,462,624
Common equity	3,105,611			4,169,008
Total liabilities and shareholders' equity	$29,149,758			$27,631,632
NET INTEREST INCOME		$648,648			$695,049
NET INTEREST SPREAD			2.89%			3.37%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.19%			3.78%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.0 million for the nine months ended September 30, 2020, as compared to $1.2 million for the same period in 2019.

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$98,703	$86,781	$39,347	$35,438	$31,432	14%	214%
Servicing	8,796	8,533	8,880	8,981	11,358	3%	(23)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,878)	(5,042)	(5,329)	(5,237)	(6,835)	(3)%	(29)%
Changes due to valuation inputs or assumptions	(12,244)	(6,395)	(25,358)	(5,132)	11,045	91%	(211)%
Total	$90,377	$83,877	$17,540	$34,050	$47,000	8%	92%

Closed loan volume:
Portfolio	$245,550	$276,247	$252,329	$335,511	$611,022	(11)%	(60)%
For-sale	1,922,789	1,826,095	1,148,184	1,060,016	844,442	5%	128%
Total	$2,168,339	$2,102,342	$1,400,513	$1,395,527	$1,455,464	3%	49%

Gain on sale margin:
Based on for-sale volume	5.13%	4.75%	3.43%	3.34%	3.72%	0.38	1.41

Residential mortgage servicing rights:
Balance, beginning of period	$96,356	$94,346	$115,010	$151,383	$139,780	2%	(31)%
Additions for new MSR capitalized	14,014	13,447	10,023	8,397	7,393	4%	90%
Sale of MSR assets	—	—	—	(34,401)	—	0%	0%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,878)	(5,042)	(5,329)	(5,237)	(6,835)	(3)%	(29)%
Changes due to valuation inputs or assumptions	(12,244)	(6,395)	(25,358)	(5,132)	11,045	91%	(211)%
Balance, end of period	$93,248	$96,356	$94,346	$115,010	$151,383	(3)%	(38)%

Residential mortgage loans serviced for others	$12,964,361	$12,746,125	$12,533,045	$12,276,943	$15,707,519	2%	(17)%
MSR as % of serviced portfolio	0.72%	0.76%	0.75%	0.94%	0.96%	(0.04)	(0.24)

Umpqua Reports Third Quarter 2020 Results
October 21, 2020

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2020	Sep 30, 2019	Year over Year
Residential mortgage banking revenue:
Origination and sale	$224,831	$68,956	226%
Servicing	26,209	33,218	(21)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(15,249)	(20,171)	(24)%
Changes due to valuation inputs or assumptions	(43,997)	(14,243)	209%
Total	$191,794	$67,760	183%

Closed loan volume:
Portfolio	$774,126	$1,411,512	(45)%
For-sale	4,897,068	2,029,682	141%
Total	$5,671,194	$3,441,194	65%

Gain on sale margin:
Based on for-sale volume	4.59%	3.40%	1.19

Residential mortgage servicing rights:
Balance, beginning of period	$115,010	$169,025	(32)%
Additions for new MSR capitalized	37,484	16,772	123%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(15,249)	(20,171)	(24)%
Changes due to valuation inputs or assumptions	(43,997)	(14,243)	209%
Balance, end of period	$93,248	$151,383	(38)%

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